Exhibit 1

                     TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Royal Caribbean Debenture-Backed Series 2001-30
*CUSIP:    21988G627       Class     A-1
           21988GBC9       Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 27, 2006.

INTEREST ACCOUNT
----------------
Balance as of         March 15, 2005.....                                                             $0.00
         Scheduled Income received on securities.....                                                 $0.00
         Unscheduled Income received on securities.....                                               $0.00
         Interest portion of July 27, 2006 Call Price received July 27, 2006 upon               $692,894.41
         exercise of Call Warrants by 100% of the holders thereof.....

LESS:
         Distribution to Class A-1 Holders.....                                                -$692,894.41
         Distribution to Class A-2 Holders.....                                                      -$0.00
         Distribution to Depositor.....                                                              -$0.00
         Distribution to Trustee.....                                                                -$0.00
Balance as of         July 27, 2006.....                                                              $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of         March 15, 2005.....                                                             $0.00
         Scheduled Principal received on securities.....                                              $0.00
         Principal portion of July 27, 2006 Call Price received July 27, 2006                $22,826,222.00
         upon exercise of Call Warrants by 100% of the holders thereof.....

LESS:
         Distribution of principal to Class A-1 Holders on July 27, 2006.....               -$21,292,530.00
         Distribution of principal to Class A-2 Holders on July 27, 2006.....                -$1,533,692.00
         Distribution of $26,065,000 principal amount of underlying securities to                    -$0.00
         Call Warrants Holder on July 27, 2006.....
Balance as of         July 27, 2006.....                                                              $0.00


                  UNDERLYING SECURITIES HELD AS OF              July 27, 2006

          Principal Amount            Title of Security
          ----------------            -----------------

                $0.00 Royal Caribbean Cruises Ltd. 7.25% Senior Debentures due March 15, 2018
                            *CUSIP:        780153AJ1

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.